Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-214708

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Depositary Shares of MetLife, Inc. (each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E)	$805,000,000	$100,222.50
5.625% Non-Cumulative Preferred Stock, Series E	(3)	(3)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 as amended.
(2)	A registration fee of $100,222.50 is due for this offering.
(3)	No separate consideration will be payable in respect of shares of 5.625% Noncumulative Preferred Stock, Series E, which are issued in connection with this offering.

Prospectus Supplement

(To Prospectus Dated November 18, 2016)

28,000,000 Depositary Shares

Each representing a 1/1,000th Interest in a Share of

5.625% Non-Cumulative Preferred Stock, Series E

Each of the 28,000,000 depositary shares offered hereby (the “Depositary Shares”) represents a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E, $25,000 liquidation preference per share (equivalent to $25 per Depositary Share) (the “Series E Preferred Stock”) of MetLife, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.

MetLife, Inc. will pay dividends on the Series E Preferred Stock only when, as and if declared by MetLife, Inc.’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2018. Payment of dividends on the Series E Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement. Distributions will be made in respect of the Depositary Shares if and to the extent dividends are paid on the Series E Preferred Stock.

Dividends on the Series E Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series E Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If MetLife, Inc.’s board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, MetLife, Inc. will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

MetLife, Inc. may, at its option, redeem the Series E Preferred Stock, (a) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series E Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after June 15, 2023, in each case, at a redemption price equal to $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. See “Description of the Series E Preferred Stock — Optional Redemption.” If the Series E Preferred Stock is treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of MetLife, Inc.’s “capital regulator,” any redemption of the Series E Preferred Stock may be subject to MetLife, Inc.’s receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to MetLife, Inc.’s redemption of the Series E Preferred Stock set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” “Capital regulator” means any governmental agency, instrumentality or standard-setting organization, including, but not limited to, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Insurance Office (the “FIO”), the National Association of Insurance Commissioners (the “NAIC”) or any state insurance regulator, as may then have group-wide oversight of MetLife, Inc.’s regulatory capital. If MetLife, Inc. redeems the Series E Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series E Preferred Stock or the Depositary Shares.

The Series E Preferred Stock will not have voting rights, except as set forth under “Description of the Series E Preferred Stock — Voting Rights” on page S-27. A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares — Voting of the Depositary Shares” on page S-31.

Application will be made to list the Depositary Shares on the New York Stock Exchange under the symbol “METPrE”. If the application is approved, trading of the Depositary Shares on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the Depositary Shares.

See “Risk Factors” beginning on page S-13 of this prospectus supplement and the periodic reports MetLife, Inc. files with the Securities and Exchange Commission to read about important factors you should consider before buying the Depositary Shares and the underlying Series E Preferred Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Depositary Shares and the underlying Series E Preferred Stock or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Price to the Public (1)	$25.0000	$700,000,000.00
Underwriting Discount (2)	$0.7523	$21,063,687.50
Proceeds, before expenses, to MetLife, Inc. (3)	$24.2477	$678,936,312.50

(1)	The price to the public does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be June 4, 2018.

(2)	Reflects 26,165,000 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 1,835,000 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.25 per Depositary Share.

(3)	Assumes no exercise of the underwriters’ over-allotment option.

The underwriters have the option to purchase up to an additional 4,200,000 Depositary Shares from MetLife, Inc., solely to cover over-allotments, if any, at the public offering price less the underwriting discount, within 30 days of the date of this Prospectus Supplement.

The underwriters expect to deliver the Depositary Shares, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), on or about June 4, 2018.

Joint Bookrunners

Morgan Stanley	BofA Merrill Lynch	UBS Investment Bank	Wells Fargo Securities

Co-Managers

Citigroup	Deutsche Bank Securities	HSBC	Mizuho Securities	SMBC Nikko

Prospectus Supplement dated May 30, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Depositary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Depositary Shares are offered for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Depositary Shares in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting — Offering Restrictions” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Depositary Shares and the underlying Series E Preferred Stock. This prospectus supplement contains the terms of the Depositary Shares and the underlying Series E Preferred Stock. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and trading on the New York Stock Exchange under the symbol “MET.” These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and the accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”);

•	The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 26, 2018 for our Annual Meeting of Stockholders incorporated by reference into the 2017 Form 10-K;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “First Quarter Form 10-Q”); and

•	Current Reports on Form 8-K filed January 19, 2018, January 25, 2018, January 30, 2018, February 13, 2018 (only with respect to the Item 8.01 information), February 16, 2018, February 20, 2018, February 21, 2018, March 5, 2018, March 22, 2018, May 7, 2018 (as amended by Form 8-K/A Amendment No. 1 filed May 16, 2018), May 15, 2018, May 18, 2018 and May 22, 2018.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until the termination or completion of the offering of the Depositary Shares made by this prospectus supplement and the accompanying prospectus. Any such reports filed by MetLife, Inc. with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, on or after the date of this prospectus supplement and before the date that the offering of the Depositary Shares by means of this prospectus supplement and the accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166, by electronic mail (metir@metlife.com), or by telephone (212-578-9500). You may also obtain the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus supplement or the accompanying prospectus, and any references to MetLife’s website are intended to be inactive textual references only.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will be,” “will not,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (1) adverse effects which may arise in connection with the material weaknesses in our internal control over financial reporting or our failure to promptly remediate them; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union or other disruption in global political, security or economic conditions; (5) impact on us of comprehensive financial services regulation reform; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures; (21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (25) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (26) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (27) our equity market exposure to Brighthouse Financial, Inc.; (28) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (29) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (30) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (31) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (32) the possibility that MetLife, Inc.’s board of directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (33) changes in accounting standards, practices and/or policies; (34) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (35) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (36) difficulties in marketing and distributing products through our distribution channels; (37) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (38) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (39) any failure to protect the confidentiality of client information; (40) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (41) the impact of technological changes on our businesses; and (42) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before purchasing any Depositary Shares in the offering. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” in this prospectus supplement and the periodic reports MetLife, Inc. files with the SEC, our financial statements and the notes thereto, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

MetLife

MetLife is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management. Through its subsidiaries and affiliates, MetLife has leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East.

MetLife is also one of the largest institutional investors in the United States with a $455.8 billion general account portfolio invested primarily in investment grade corporate bonds, structured finance securities, mortgage loans and U.S. Treasury and agency securities, as well as real estate and corporate equity, at March 31, 2018.

MetLife’s well-recognized brand, leading market positions, competitive and innovative product offerings and financial strength and expertise should help drive future growth and enhance shareholder value, building on a long history of fairness, honesty and integrity. Over the course of the next several years, MetLife will pursue its refreshed enterprise strategy, focusing on transforming the company to become more digital, driving efficiencies and innovation to achieve competitive advantage, and simplified, decreasing the costs and risks associated with MetLife’s highly complex industry to customers and shareholders.

MetLife is organized into five segments: U.S.; Asia; Latin America; Europe, the Middle East and Africa; and MetLife Holdings. In addition, the Company reports certain of its results of operations in Corporate & Other. See “Business — Segments and Corporate & Other” in the 2017 Form 10-K incorporated by reference herein for further information on MetLife’s segments and Corporate & Other. Management continues to evaluate MetLife’s segment performance and allocated resources and may adjust related measurements in the future to better reflect segment profitability.

On August 4, 2017, MetLife, Inc. completed the separation of Brighthouse through a distribution of 96,776,670 shares of Brighthouse Financial, Inc. common stock to the MetLife, Inc. common shareholders (the “Separation”). See Note 3 of the Notes to the Consolidated Financial Statements in the 2017 Form 10-K incorporated herein for additional information on the Separation.

MetLife is incorporated under the laws of the State of Delaware. MetLife’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, its telephone number is (212) 578-9500 and its internet address is www.metlife.com. Information contained on MetLife’s website does not constitute part of this prospectus supplement or the accompanying prospectus. This website address is an inactive text reference and is not intended to be an actual link to the website.

The Offering

Issuer	MetLife, Inc.

Securities Offered	28,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E, $25,000 liquidation preference per share (equivalent to $25 per Depositary Share) (the “Series E Preferred Stock”) of MetLife, Inc., deposited with Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary (the “Depositary”). Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series E Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

The underwriters have the option to purchase up to an additional 4,200,000 Depositary Shares within 30 days of the date of this prospectus supplement, solely to cover over-allotments, if any.

Further Issuances	MetLife, Inc. may from time to time elect to issue additional Depositary Shares, and all the additional shares would be deemed to form a single series with the Depositary Shares offered by this prospectus supplement.

Dividends	MetLife, Inc. will pay dividends on the Series E Preferred Stock only when, as and if declared by MetLife, Inc.’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis from the date of original issue, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2018. Dividend payment dates are subject to adjustment for business days. Any such dividends will be distributed to holders of the Depositary Shares in the manner described under “Description of the Depositary Shares — Dividends and Other Distributions.”

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series E Preferred Stock and will end on, but exclude, the September 15, 2018 dividend payment date.

Dividends on the Series E Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series E Preferred Stock for any dividend period, then any accrued dividends for that dividend period shall cease to accrue and be payable. If MetLife, Inc.’s board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, MetLife, Inc. will have no obligation to pay dividends accrued for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

During any dividend period, so long as any Series E Preferred Stock remain outstanding, unless the full dividends for the latest completed dividend period on all outstanding Series E Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend shall be paid or declared on MetLife, Inc.’s common stock or other junior stock; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by MetLife, Inc., directly or indirectly (other than as a result of the reclassification of such junior stock for or into other junior stock, or the exchange or conversion of one share of such junior stock for or into another share of such junior stock).

For any dividend period in which dividends are not paid in full upon the Series E Preferred Stock or any parity stock having the same restrictions on the declaration and payment of dividends as the Series E Preferred Stock, all dividends declared for such dividend period with respect to the Series E Preferred Stock and such parity stock shall be declared on a pro rata basis. See “Description of the Series E Preferred Stock — Dividends.”

Payment of dividends on the Series E Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series E Preferred Stock — Dividends” below.

Dividend Payment Dates	The 15th day of March, June, September and December of each year, commencing on September 15, 2018, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined below), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See “Description of the Series E Preferred Stock — Dividends.”

Optional Redemption

MetLife, Inc. may, at its option, redeem the Series E Preferred Stock, (a) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series E Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after June 15, 2023, in each case, at a redemption price equal to $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. If the Series E Preferred Stock is treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of MetLife, Inc.’s “capital regulator,” any redemption of the Series E Preferred Stock may be subject to MetLife, Inc.’s receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to MetLife, Inc.’s redemption of the Series E Preferred Stock set forth in those capital guidelines or any other applicable regulations of the “capital regulator.” The Series E Preferred Stock will not be subject to any sinking fund or other obligation of MetLife, Inc. to redeem, repurchase or retire the Series E Preferred Stock. See “Description of the Series E Preferred Stock — Optional Redemption.”

Ranking	The Series E Preferred Stock:

•	will rank senior to MetLife, Inc.’s junior stock with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Junior stock includes MetLife, Inc.’s common stock, its Series A Junior Participating Preferred Stock (the “Series A Junior Preferred Stock”), of which no shares have been issued or are outstanding, and any other class of stock that ranks junior to the Series E Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of MetLife, Inc.; and

•	will rank equally with each other series of parity stock that MetLife, Inc. has issued or may issue with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. Parity stock includes MetLife, Inc.’s Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), MetLife, Inc.’s 5.250% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) and MetLife, Inc.’s 5.875% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”).

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of MetLife, Inc., holders of the Series E Preferred Stock are entitled to receive out of the assets of MetLife, Inc., available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Distributions will be made pro rata as to the Series E Preferred Stock and any parity stock and only to the extent of MetLife, Inc.’s assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series E Preferred Stock — Liquidation Rights.”

Voting Rights	Holders of the Series E Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series E Preferred Stock, in the case of certain dividend non-payments and as otherwise required by applicable law. See “Description of the Series E Preferred Stock — Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares — Voting of the Depositary Shares.”

Maturity	The Series E Preferred Stock does not have any maturity date, and MetLife, Inc. is not required to redeem the Series E Preferred Stock. Accordingly, all shares of the Series E Preferred Stock and, in turn, the Depositary Shares will remain outstanding indefinitely, unless and until MetLife, Inc. decides to redeem them.

Preemptive Rights	Holders of the Series E Preferred Stock will have no preemptive rights.

Certain Material U.S. Federal Income Tax Consequences
If you are a noncorporate U.S. holder of Depositary Shares, dividends paid to you will be taxable to you at a maximum rate of 20%, subject to certain requirements described herein, plus all or a portion of such dividends may also be subject to a 3.8% tax imposed on “net investment income.” If you are taxed as a corporation, for taxable years beginning after December 31, 2017, except as described herein under “Certain Material U.S. Federal Income Tax Consequences — U.S. Holders — Distributions on Series E Preferred Stock,” dividends generally will be eligible for the 50% dividends-received deduction. If you are a non-U.S. holder of Depositary Shares, dividends paid to you are subject to withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Depositary Shares and the underlying Series E Preferred Stock, see “Certain Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $678 million, after the underwriting discount and estimated expenses (or $780 million assuming the exercise by the underwriters of the over-allotment option in full and that all Depositary Shares sold pursuant to the over-allotment option are sold to retail investors).

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of our indebtedness.

Listing	MetLife, Inc. intends to apply for listing of the Depositary Shares on the New York Stock Exchange under the symbol “METPrE”. If approved for listing, we expect trading of the Depositary Shares on the New York Stock Exchange to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series E Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares	The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein.

Transfer Agent and Registrar	Computershare Inc.

Depositary	Computershare Inc. and Computershare Trust Company, N.A.

Risk Factors	You should read carefully the “Risk Factors” beginning on page S-13 of this prospectus supplement and set forth in Item 1A. of the 2017 Form 10-K and Item 1A. of the First Quarter Form 10-Q, each of which is incorporated herein by reference, as well as the “Risk Factors” discussed in the periodic reports and other documents MetLife, Inc. files from time to time with the SEC and which MetLife, Inc. incorporates into this prospectus supplement by reference.

RISK FACTORS

Investing in the Depositary Shares and the underlying Series E Preferred Stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to MetLife, Inc., the Depositary Shares and the Series E Preferred Stock before making an investment in the Depositary Shares and the underlying Series E Preferred Stock offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus, the 2017 Form 10-K and the First Quarter Form 10-Q. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market or trading price of the Depositary Shares. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Relating to the Depositary Shares

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the Depositary Shares.

There can be no assurance about the market prices for the Depositary Shares. Several factors, many of which are beyond MetLife, Inc.’s control, will influence the market value of the Depositary Shares. Factors that might influence the market value of the Depositary Shares include:

•	whether dividends have been declared and are likely to be declared on the Series E Preferred Stock from time to time;

•	MetLife, Inc.’s creditworthiness;

•	the market for similar securities;

•	the number of holders;

•	prevailing interest rates;

•	additional issuances by MetLife, Inc. of other classes of preferred stock; and

•	economic, financial, geopolitical, regulatory or judicial events that affect MetLife, Inc. or the financial markets generally.

Accordingly, if you purchase Depositary Shares, whether in this offering or in the secondary market, the Depositary Shares may trade at a discount to the price that you paid for them.

The Shares of Series E Preferred Stock Are Equity and Are Subordinate to MetLife, Inc.’s Existing and Future Indebtedness.

The shares of Series E Preferred Stock are equity interests in MetLife, Inc. and do not constitute indebtedness. As such, the Series E Preferred Stock will rank junior to all indebtedness and other non-equity claims on MetLife, Inc. with respect to assets available to satisfy claims on MetLife, Inc., including in a liquidation of MetLife, Inc. As of March 31, 2018, MetLife, Inc.’s total indebtedness was approximately $20.5 billion. MetLife, Inc.’s existing and future indebtedness may restrict payments of dividends on the Series E Preferred Stock. For example, under the terms of its outstanding 6.400% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 and the 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069, MetLife, Inc. is prohibited from declaring or paying any dividends or distributions on its capital stock, including the Series E Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on any shares of its capital stock, if certain financial and capital tests are not met under the indenture governing those securities or at any time MetLife, Inc. is deferring interest on those securities. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series E Preferred Stock (1) dividends are payable only if declared by MetLife, Inc.’s board of directors (or a duly authorized committee of the board) and (2) dividends and any redemption price, if applicable, may be paid by MetLife, Inc., as a corporation, only out of lawfully available funds.

The Depositary Shares are fractional interests in the shares of the Series E Preferred Stock.

MetLife, Inc. is issuing fractional interests in shares of the Series E Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series E Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Your economic interests in the underlying Series E Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Series E Preferred Stock, and by other transactions.

The issuance of additional preferred shares on parity with or senior to the Series E Preferred Stock would adversely affect the economic interests of the holders of the Series E Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to the Series E Preferred Stock or of additional indebtedness could affect MetLife, Inc.’s ability to pay dividends on, redeem or pay the liquidation preference on the Series E Preferred Stock in the event of MetLife, Inc.’s liquidation, dissolution or winding-up.

Holders May Not Receive Dividends on the Series E Preferred Stock.

Dividends on the Series E Preferred Stock are discretionary and non-cumulative. Consequently, if MetLife, Inc.’s board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series E Preferred Stock and, in turn, the Depositary Shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. MetLife, Inc. will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if MetLife, Inc.’s board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock, the Series A Preferred Stock or any other preferred stock MetLife, Inc. may issue.

In addition, if MetLife, Inc. fails to comply, or if and to the extent such act would cause MetLife, Inc. to fail to comply, with applicable laws, rules and regulations (including, to the extent MetLife, Inc. becomes subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines), MetLife, Inc. may not declare, pay or set aside for payment dividends on the Series E Preferred Stock. As a result, if payment of dividends on the Series E Preferred Stock for any dividend period would cause MetLife, Inc. to fail to comply with any applicable law, rule or regulation, MetLife, Inc. will not declare or pay a dividend for such dividend period.

MetLife, Inc. May Redeem the Series E Preferred Stock on or After June 15, 2023 and at Any Time in the Event of a Rating Agency Event or Regulatory Capital Event.

The Series E Preferred Stock will be a perpetual equity security. This means that they will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series E Preferred Stock may be redeemed by MetLife, Inc. at its option, (a) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series E Preferred Stock (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date and (b)(i) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after June 15, 2023, in each case, at a redemption price equal to $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date. If the Series E Preferred Stock is treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a “capital regulator,” any redemption of the Series E Preferred Stock may be subject to MetLife, Inc.’s receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to MetLife, Inc.’s redemption of the Series E Preferred Stock set forth in those capital guidelines or any other applicable regulations of the “capital regulator.”

Any decision MetLife, Inc. may make at any time to redeem of the Series E Preferred Stock will depend upon, among other things, MetLife, Inc.’s evaluation of its capital position, the composition of its stockholders’ equity and general market conditions at that time. Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series E Preferred Stock being redeemed earlier than would otherwise be the case. If MetLife, Inc. chooses to redeem the Series E Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series E Preferred Stock.

If MetLife, Inc. is Not Paying Full Dividends on Any Outstanding Parity Stock, MetLife, Inc. Will Not Be Able to Pay Full Dividends on the Series E Preferred Stock.

When dividends are not paid in full on the shares of Series E Preferred Stock or any shares of parity stock for a dividend period, all dividends declared with respect to shares of Series E Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series E Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if MetLife, Inc. is not paying full dividends on any outstanding parity stock, MetLife, Inc. will not be able to pay full dividends on the Series E Preferred Stock and, in turn, the Depositary Shares.

MetLife, Inc.’s Ability to Pay Dividends on the Series E Preferred Stock is Dependent Upon Distributions From Its Subsidiaries, But Its Subsidiaries’ Ability to Make Distributions is Limited By Law and Certain Contractual Agreements.

MetLife, Inc. is a holding company whose principal assets are its investments in its subsidiaries. As a holding company, MetLife, Inc. is dependent on dividends, returns of capital and interest income from its subsidiaries to meet its obligations and pay dividends. These subsidiaries are separate legal entities and have no obligation to pay any amounts due under MetLife, Inc.’s obligations or to make any funds available for any dividend payments.

As most recently described in the First Quarter Form 10-Q, MetLife, Inc.’s domestic and international insurance and various other subsidiary companies are subject to regulatory limitations on the payment of dividends and on other transfers of funds to MetLife, Inc. For example, the New York Insurance Law places restrictions and limitations on the amount of dividends or other distributions payable by Metropolitan Life Insurance Company, a New York domestic insurance company. Dividends in excess of prescribed limits require the prior approval of the New York State Department of Financial Services (the “NYDFS”). The New York Insurance Law, as amended, permits Metropolitan Life Insurance Company, without prior insurance regulatory approval, to pay stockholder dividends in any calendar year based on only one of two standards. Under one standard, Metropolitan Life Insurance Company is permitted, without prior insurance regulatory approval, to pay dividends out of earned surplus (defined as positive “unassigned funds (surplus)” excluding 85% of the change in net unrealized capital gains or losses (less capital gains tax), for the immediately preceding calendar year), in an amount up to the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year, or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains), not to exceed 30% of its surplus to policyholders as of the end of the immediately preceding calendar year. In addition, under this standard, Metropolitan Life Insurance Company may not, without prior insurance regulatory approval, pay any dividends in any calendar year immediately following a calendar year for which its net gain from operations, excluding realized capital gains, was negative. Under the second standard, if dividends are paid out of other than earned surplus, Metropolitan Life Insurance Company may, without prior insurance regulatory approval, pay an amount up to the lesser of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year, or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding realized capital gains). Metropolitan Life Insurance Company will be permitted to pay a dividend in excess of the amounts allowed under both standards only if it files notice of its intention to declare such a dividend and the amount thereof with the Superintendent of the NYDFS and the Superintendent either approves the distribution of the dividend or does not disapprove the dividend within 30 days of its filing. Under the New York Insurance Law, the Superintendent has broad discretion in determining whether the financial condition of a stock life insurance company would support the payment of such dividends to its stockholders.

In addition to regulatory restrictions, the ability of some of MetLife, Inc.’s subsidiaries to make distributions to MetLife, Inc. is limited by contractual agreements. Finally, MetLife, Inc.’s objective to capitalize its insurance subsidiaries in accordance with their ratings targets itself may constrain their payment of dividends. These restrictions on MetLife, Inc.’s subsidiaries may limit or prevent such subsidiaries from making dividend payments to MetLife, Inc. in an amount sufficient to fund MetLife, Inc.’s payment of dividends on the Series E Preferred Stock and, in turn, the Depositary Shares.

The Depositary Shares and the Underlying Series E Preferred Stock May Not Have an Active Trading Market.

The Depositary Shares and the underlying Series E Preferred Stock do not have an established trading market. Although MetLife, Inc. plans to apply to have the Depositary Shares listed on the New York Stock Exchange, there is no guarantee that it will be able to list the Depositary Shares. Even if the Depositary Shares are listed, MetLife, Inc. cannot assure you that an active after-market for the Depositary Shares will develop or be sustained or that holders of the Depositary Shares will be able to sell their Depositary Shares at favorable prices or at all. The difference between bid and ask prices in any secondary market for the Depositary Shares could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares, and holders of the Depositary Shares (which do not have a maturity date) may be required to bear the financial risks of an investment in the Depositary Shares for an indefinite period of time. MetLife, Inc. does not expect that there will be any separate public trading market for the shares of Series E Preferred Stock except as represented by the Depositary Shares.

The Voting Rights of Holders of the Series E Preferred Stock and, in turn, the Depositary Shares Will Be Limited.

Holders of the Series E Preferred Stock and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series E Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series E Preferred Stock, as described under “Description of the Series E Preferred Stock — Voting Rights.” In addition, if dividends on the Series E Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series E Preferred Stock and, in turn, the Depositary Shares, together with holders of any other series of MetLife, Inc.’s preferred stock ranking equal with the Series E Preferred Stock with similar voting rights, including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series E Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting of the Depositary Shares.” Holders of the Depositary Shares must act through the

Depositary to exercise any voting rights in respect of the Series E Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series E Preferred Stock. While the Depositary will vote the maximum number of whole shares of the Series Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the Depositary Shares will not be voted.

A Downgrade, Suspension or Withdrawal of, or Change in, the Methodology Used to Determine Any Rating Assigned by a Rating Agency to MetLife, Inc. or Its Securities, Including the Series E Preferred Stock, Could Cause the Liquidity or Trading Price of the Series E Preferred Stock to Decline Significantly.

Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series E Preferred Stock or MetLife, Inc.’s credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for MetLife, Inc. and its securities, including the Depositary Shares and the Series E Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series E Preferred Stock, MetLife, Inc. or its other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for MetLife, Inc., the Depositary Shares or the Series E Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series E Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or the Series E Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series E Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.

There May Be Future Sales of Preferred Shares or the Depositary Shares, Which May Adversely Affect the Market Price of the Depositary Shares.

MetLife, Inc. is not restricted from issuing additional Series E Preferred Stock or Depositary Shares or securities similar to the Series E Preferred Stock or the Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series E Preferred Stock or Depositary Shares. Holders of the Series E Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series E Preferred Stock or Depositary Shares or of other securities made after this offering or the perception that such sales could occur. Because MetLife, Inc.’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, MetLife, Inc. cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of MetLife, Inc.’s future offerings reducing the market price of the Depositary Shares and diluting their holdings in the Series E Preferred Stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical consolidated financial data for MetLife. The selected historical consolidated financial data at December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 has been derived from the Company’s audited consolidated financial statements included in the 2017 Form 10-K and should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and the related notes included therein. The selected historical consolidated financial data at December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 has been derived from the selected financial data also included in the 2017 Form 10-K. The selected historical consolidated financial data at March 31, 2018 and for the three months ended March 31, 2018 and 2017 has been derived from the unaudited interim condensed consolidated financial statements and the related notes included in the First Quarter Form 10-Q and should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited interim condensed consolidated financial statements and the related notes included therein. The following consolidated statements of operations and consolidated balance sheet data have been prepared in conformity with accounting principles generally accepted in the United States of America.

	Three Months Ended March 31,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(In millions, except per share data)
Statement of Operations Data
Revenues
Premiums	$9,178	$8,965	$38,992	$37,202	$36,403	$36,970	$36,222
Universal life and investment-type product policy fees	1,392	1,360	5,510	5,483	5,570	5,824	5,381
Net investment income	3,745	4,421	17,363	16,790	16,205	18,158	18,956
Other revenues	474	342	1,341	1,685	1,927	1,962	1,834
Net investment gains (losses)	(333)	88	(308)	317	609	338	198
Net derivative gains (losses)	349	(212)	(590)	(690)	629	722	(1,475)

Total revenues	14,805	14,964	62,308	60,787	61,343	63,974	61,116

Expenses
Policyholder benefits and claims	8,718	8,863	38,313	36,358	35,144	35,393	34,239
Interest credited to policyholder account balances	769	1,451	5,607	5,176	4,415	5,726	6,881
Policyholder dividends	297	310	1,231	1,223	1,356	1,353	1,236
Other expenses	3,365	3,268	13,621	13,749	14,777	14,619	15,074

Total expenses	13,149	13,892	58,772	56,506	55,692	57,091	57,430

Income (loss) from continuing operations before provision for income tax	1,656	1,072	3,536	4,281	5,651	6,883	3,686
Provision for income tax expense (benefit)	399	120	(1,470)	693	1,590	1,936	687

Income (loss) from continuing operations, net of income tax	1,257	952	5,006	3,588	4,061	4,947	2,999
Income (loss) from discontinued operations, net of income tax (1)	—	(76)	(986)	(2,734)	1,324	1,389	394

Net income (loss)	1,257	876	4,020	854	5,385	6,336	3,393
Less: Net income (loss) attributable to noncontrolling interests	4	3	10	4	12	27	25

Net income (loss) attributable to MetLife, Inc.	1,253	873	4,010	850	5,373	6,309	3,368
Less: Preferred stock dividends	6	6	103	103	116	122	122
Preferred stock repurchase premium	—	—	—	—	42	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,247	$867	$3,907	$747	$5,215	$6,187	$3,246

	Three Months Ended March 31,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(In millions, except per share data)
EPS Data
Income (loss) from continuing operations, net of income tax, available to MetLife, Inc.’s common shareholders per common share:
Basic	$1.20	$0.87	$4.57	$3.16	$3.48	$4.25	$2.58
Diluted	$1.19	$0.86	$4.53	$3.13	$3.44	$4.20	$2.55
Income (loss) from discontinued operations, net of income tax, per common share (1):
Basic	$—	$(0.07)	$(0.92)	$(2.48)	$1.19	$1.23	$0.36
Diluted	$—	$(0.07)	$(0.91)	$(2.46)	$1.18	$1.22	$0.36
Net income (loss) available to MetLife, Inc.’s common shareholders per common share:
Basic	$1.20	$0.80	$3.65	$0.68	$4.67	$5.48	$2.94
Diluted	$1.19	$0.79	$3.62	$0.67	$4.62	$5.42	$2.91
Cash dividends declared per common share	$0.400	$0.400	$1.600	$1.575	$1.475	$1.325	$1.010

	March 31,	December 31,
	2018	2017	2016	2015	2014	2013
	(In millions)
Balance Sheet Data
Assets of disposed subsidiary (1)	$—	$—	$216,983	$216,437	$219,937	$225,223
Separate account assets	$196,358	$205,001	$195,578	$187,152	$194,072	$192,763
Total assets	$712,584	$719,892	$898,764	$877,912	$902,322	$886,826
Policyholder liabilities and other policy-related balances (2)	$382,609	$378,810	$355,151	$342,047	$349,651	$347,078
Short-term debt	$526	$477	$242	$100	$100	$175
Long-term debt	$15,707	$15,686	$16,441	$17,936	$16,108	$17,153
Collateral financing arrangement	$1,108	$1,121	$1,274	$1,342	$1,399	$1,399
Junior subordinated debt securities	$3,145	$3,144	$3,169	$3,194	$3,193	$3,193
Liabilities of disposed subsidiary (1)	$—	$—	$202,707	$204,314	$208,341	$215,645
Separate account liabilities	$196,358	$205,001	$195,578	$187,152	$194,072	$192,763
Accumulated other comprehensive income (loss)	$5,634	$7,427	$5,366	$4,767	$10,714	$5,158
Total MetLife, Inc.’s stockholders’ equity	$56,310	$58,676	$67,531	$68,098	$72,208	$61,711
Noncontrolling interests	$198	$194	$171	$470	$507	$543

	Three Months Ended March 31,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Other Data (3)
Return on MetLife, Inc.’s common stockholders’ equity	N/A	N/A	6.3%	1.0%	7.7%	9.5%	5.3%

(1)	On August 4, 2017, MetLife, Inc. completed the separation of Brighthouse Financial, Inc. and its subsidiaries. See Note 3 of the Notes to the Consolidated Financial Statements in the 2017 Form 10-K.
(2)	Policyholder liabilities and other policy-related balances include future policy benefits, policyholder account balances, other policy-related balances, policyholder dividends payable and the policyholder dividend obligation.
(3)	Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth MetLife’s historical ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	Three Months Ended March 31,		Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges and preferred stock dividends (1)	2.30	1.52	1.45	1.63	1.86	1.91	1.41

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, noncontrolling interests and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to policyholder account balances, and an estimated interest component of rent expense.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $678 million after the underwriting discount and estimated expenses (or $780 million assuming the exercise by the underwriters of the over-allotment option in full and that all Depositary Shares sold pursuant to the over-allotment option are sold to retail investors).

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of our indebtedness.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2018, on an actual basis, and as adjusted to give effect to this offering of the Depositary Shares (assuming no exercise of the underwriters’ over-allotment option). This information should be read in conjunction with the First Quarter Form 10-Q and our other financial information incorporated by reference herein.

	At March 31, 2018
	Actual	As Adjusted (1)
	(In millions)
Short-term debt	$526	$526
Long-term debt (2)	15,707	15,707
Collateral financing arrangement	1,108	1,108
Junior subordinated debt securities	3,145	3,145

Total debt	20,486	20,486

MetLife, Inc.’s stockholders’ equity:
Preferred stock, par value
Series A Preferred Shares	—	—
Series C Preferred Shares	—	—
Series D Preferred Shares	—	—
Series E Preferred Stock offered hereby	—	—
Additional paid-in capital — preferred stock	2,560	3,238
Common stock, par value	12	12
Additional paid-in capital — common stock	29,093	29,093
Retained earnings	26,453	26,453
Treasury stock, at cost	(7,442)	(7,442)
Accumulated other comprehensive income (loss)	5,634	5,634

Total MetLife, Inc.’s stockholders’ equity	56,310	56,988

Total capitalization	$76,796	$77,474

(1)	Reflects this offering of Depositary Shares, assuming gross proceeds of $700 million, net of related issuance costs of $22 million. See “Use of Proceeds” in this prospectus supplement.
(2)	Includes $5 million of long-term debt relating to variable interest entities.

DESCRIPTION OF THE SERIES E PREFERRED STOCK

The following description of the particular terms of the Series E Preferred Stock supplements the description of the general terms and provisions of the preferred stock set forth under “Description of Capital Stock — Preferred Stock” beginning on page 20 in the accompanying prospectus. The following summary of the terms and provisions of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated certificate of incorporation, which we have previously filed with the SEC, and the Certificate of Designations creating the Series E Preferred Stock, which will be included as an exhibit to documents that MetLife, Inc. files with the SEC. As used in this section, “we,” “us,” “our” and “MetLife” mean MetLife, Inc. and do not include its subsidiaries.

General

Our authorized capital stock includes 200,000,000 shares of preferred stock, par value $0.01 per share, which includes 10,000,000 shares of our Series A Junior Preferred Shares, 27,600,000 shares of our Series A Preferred Stock, 1,500,000 shares of our Series C Preferred Stock and 500,000 shares of our Series D Preferred Stock. No shares of our Series A Junior Preferred Stock have been issued or are outstanding. The shares of Series E Preferred Stock represented by Depositary Shares offered by this prospectus supplement and the accompanying prospectus are part of a single series of authorized preferred stock consisting of 32,200 shares. Depositary Shares representing 28,000 shares of Series E Preferred Stock (32,200 shares including the underwriters’ over-allotment option) are being initially offered hereby. We may from time to time, without notice to or the consent of holders of the Depositary Shares and the underlying Series E Preferred Stock, issue additional Series E Preferred Stock.

The Series E Preferred Stock will rank senior to our junior stock (as defined herein) and equally with each other series of our preferred stock that we have issued or may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series E Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series E Preferred Stock will not have preemptive or subscription rights to acquire more stock of MetLife.

The Series E Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of MetLife, Inc. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of MetLife to redeem, repurchase or retire the Series E Preferred Stock.

Dividends

Dividends on the Series E Preferred Stock will not be mandatory. Holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, under Delaware law, non-cumulative cash dividends that accrue for the relevant dividend period from the date of original issue, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on September 15, 2018, at an annual rate of 5.625%. If we issue additional shares of Series E Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. Payment dates are subject to adjustment for business days.

A dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series E Preferred Stock and will end on, but exclude, the September 15, 2018 dividend payment date.

Dividends will be payable to holders of record of the Series E Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day.

Dividends payable on the Series E Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day (as defined below), then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

Dividends on the Series E Preferred Stock will not be cumulative. Accordingly, if MetLife, Inc.’s board of directors (or a duly authorized committee of the board), does not declare a dividend on the Series E Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series E Preferred Stock remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series E Preferred Stock and parity stock (including the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•	no dividend shall be paid or declared on our common stock or any other shares of our junior stock (as defined below) (other than a dividend payable solely in shares of junior stock); and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock) during a dividend period.

As used in this prospectus supplement, “junior stock” means our common stock, the Series A Junior Preferred Stock and any other class or series of stock of MetLife, Inc. that ranks junior to the Series E Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or as to the distribution of assets upon any liquidation, dissolution or winding-up of MetLife, Inc.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series E Preferred Stock, on a dividend payment date falling within the related dividend period for the Series E Preferred Stock) upon the Series E Preferred Stock or any shares of parity stock, all dividends declared on the Series E Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series E Preferred Stock, on a dividend payment date falling within the related dividend period for the Series E Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per Series E Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series E Preferred Stock, on a dividend payment date falling within the related dividend period for the Series E Preferred Stock) bear to each other.

As used in this prospectus supplement, “parity stock” means the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other class or series of stock of MetLife, Inc. that ranks equally with the Series E Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of MetLife, Inc.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series E Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent MetLife, Inc. becomes subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines).

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of MetLife, Inc., holders of the Series E Preferred Stock and any parity stock are entitled to receive out of assets of MetLife, Inc. available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series E Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of MetLife, Inc. are not sufficient to pay the liquidation preferences in full to all holders of the Series E Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series E Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series E Preferred Stock) on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series E Preferred Stock and any holders of parity stock, the holders of our other stock shall be entitled to receive all remaining assets of MetLife, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of MetLife, Inc. with any other entity, including a merger or consolidation in which the holders of the Series E Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of the assets of MetLife, Inc., for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of MetLife, Inc.

Optional Redemption

The Series E Preferred Stock are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the Series E Preferred Stock at our option:

•	in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series E Preferred Stock (equivalent to $25.50 per Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the redemption date, or

•

(i) in whole but not in part, at any time prior to June 15, 2023, within 90 days after the occurrence of a “regulatory capital event,” or (ii) in whole or in part, from time to time, on or after June 15, 2023, in each case, at a redemption price equal to $25,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.

Holders of the shares of Series E Preferred Stock will not have the right to require the redemption or repurchase of the Series E Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series E Preferred Stock, which amendment, clarification or change results in:

•	the shortening of the length of time the Series E Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series E Preferred Stock; or

•	the lowering of the equity credit (including up to a lesser amount) assigned to the Series E Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series E Preferred Stock.

“Regulatory capital event” means that we provide notice to the holders that we have made a good faith determination that, as a result of (i) any amendment to, or change in, the laws, rules, regulations or regulatory standards of the United States or any political subdivision of or in the United States or any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of MetLife, Inc.’s regulatory capital (including, for the avoidance of doubt, our “capital regulator”) that is enacted or becomes effective after the initial issuance of the Series E Preferred Stock; (ii) any proposed amendment to, or change in, those laws, rules, regulations or regulatory standards that is announced or becomes effective after the initial issuance of the Series E Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations or regulatory standards that is announced after the initial issuance of the Series E Preferred Stock, there is more than an insubstantial risk that the full liquidation preference of the Series E Preferred Stock outstanding from time to time would not qualify as “Tier 1 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules or regulatory standards of any “capital regulator” to which we are or will be subject; provided that the proposal or adoption of any criterion that is substantially the same as the corresponding criterion in the capital adequacy rules of the Federal Reserve Board applicable to bank holding companies as of the initial issuance of the Series E Preferred Stock will not constitute a regulatory capital event.

“Capital regulator” means any governmental agency, instrumentality or standard-setting organization, including, but not limited to, the Federal Reserve Board, the FIO, the NAIC or any state insurance regulator, as may then have group-wide oversight of MetLife, Inc.’s regulatory capital.

If the Series E Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series E Preferred Stock to be redeemed, mailed not less than 30 days nor more than 90 days prior to the date fixed for redemption thereof (provided that, if the Series E Preferred Stock is held in book-entry form through DTC we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares of Series E Preferred Stock held by such holder are to be redeemed, the number of such shares of Series E Preferred Stock to be redeemed from such holder;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Series E Preferred Stock for payment of the redemption price.

If notice of redemption of any Series E Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series E Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series E Preferred Stock, such Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such Series E Preferred Stock will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the Series E Preferred Stock at the time outstanding, the Series E Preferred Stock to be redeemed shall be selected either pro rata or by lot.

If the Series E Preferred Stock are treated as “Tier 1 capital” (or a substantially similar concept) under the capital guidelines of a “capital regulator,” any redemption of the Series E Preferred Stock may be subject to MetLife, Inc.’s receipt of any required prior approval from the “capital regulator” and to the satisfaction of any conditions to MetLife, Inc.’s redemption of the Series E Preferred Stock set forth in those capital guidelines or any other applicable regulations of the “capital regulator.”

Voting Rights

Except as provided below or as otherwise required by applicable law, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any Series E Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such Series E Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series E Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series E Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus supplement, “voting preferred stock” means any other class or series of preferred stock of MetLife, Inc. ranking equally with the Series E Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and includes the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock. Whether a plurality, majority or other portion of the Series E Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the Series E Preferred Stock voted.

If and when dividends for at least four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series E Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding Series E Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series E Preferred Stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series E Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•	amend or alter the provisions of MetLife, Inc.’s amended and restated certificate of incorporation or the Certificate of Designations for the Series E Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series E Preferred Stock with respect to payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding-up of MetLife, Inc.;

•	amend, alter or repeal the provisions of MetLife, Inc.’s amended and restated certificate of incorporation or the Certificate of Designations for the Series E Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series E Preferred Stock, taken as a whole; or

•	consummate a binding share exchange or reclassification involving the Series E Preferred Stock or a merger or consolidation of MetLife, Inc. with another entity, unless in each case (i) the Series E Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series E Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series E Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series E Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of MetLife, Inc. will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series E Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Series E Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series E Preferred Stock, taken as a whole, we may amend, alter, supplement or repeal any terms of the Series E Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series E Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series E Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series E Preferred Stock to effect such redemption.

Transfer Agent and Registrar

Computershare Inc. will be the transfer agent, registrar and dividend disbursing agent for the Series E Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interest in the Depositary Shares registered in street name or issue in book-entry form through DTC. As used in this section, “we,” “us,” “our,” and “MetLife” mean MetLife, Inc. and do not include its subsidiaries.

This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series E Preferred Stock. As described above under “Description of the Series E Preferred Stock”, we are issuing fractional interests in shares of the Series E Preferred Stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a share of the Series E Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series E Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A. collectively as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the deposit agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series E Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series E Preferred Stock, we will deposit the Series E Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The deposit agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K filed with the SEC.

Dividends and Other Distributions

The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series E Preferred Stock to the record holders of the Depositary Shares in proportion to the number of the Depositary Shares held by each holder on the relevant record date. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series E Preferred Stock.

The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series E Preferred Stock represented by the Depositary Shares, in whole or in part, a corresponding number of Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series E Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series E Preferred Stock, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series E Preferred Stock. Whenever we redeem shares of the Series E Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series E Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by the Depositary pro rata, by lot or by such other method in accordance with DTC’s procedures. In any such case, the Depositary will redeem the Depositary Shares only in increments of 1,000 shares and any integral multiple thereof.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series E Preferred Stock and the Depositary Shares.

Voting of the Depositary Shares

When the Depositary receives notice of any meeting at which the holders of the Series E Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series E Preferred Stock, may instruct the Depositary to vote the amount of the Series E Preferred Stock represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series E Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series E Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series E Preferred Stock represented by such Depositary Shares.

Listing

We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “METPrE”. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of Series E Preferred Stock except as represented by the Depositary Shares.

Form of the Depositary Shares

The Depositary Shares will be issued in book-entry form through DTC. The Series E Preferred Stock will be issued in registered form to the Depositary.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. collectively will be the Depositary for the Depositary Shares as of the original issue date. We may terminate any such appointment and may appoint a successor Depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series E Preferred Stock is outstanding, a person or entity appointed and serving as such Depositary.

Book-Entry; Delivery and Form

The Depositary Shares will be represented by one or more fully registered global depositary receipts, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Depositary Shares in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Depositary Shares represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, certificated depositary receipts. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Depositary Shares will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Depositary Shares represented by such Global Security for all purposes under the instruments governing the rights and obligations of holders of the Depositary Shares. Except as provided below, the actual owners of the Depositary Shares represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Depositary Shares represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Depositary Shares in definitive form and will not be considered the owners or holders thereof under the instruments governing the rights and obligations of holders of the Depositary Shares.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Depositary Shares. Under existing industry practices, if any action is requested of, or entitled to be given or taken under the instruments governing the rights and obligations of holders of the Depositary Shares by, holders of the Depositary Shares, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Depositary Shares. The Depositary Shares will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Depositary Shares and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the Depositary Shares under DTC’s system must be made by or through Direct Participants, which will receive a credit for the Depositary Shares on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Series E Preferred Stock are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificated depositary receipts representing their ownership interests in the Depositary Shares, except in the limited circumstances that may be provided in the instruments governing the rights and obligations of holders of the Depositary Shares.

To facilitate subsequent transfers, all Depositary Shares deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Depositary Shares with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Depositary Shares. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Depositary Shares. Under its usual procedures, DTC mails an Omnibus Proxy to MetLife, Inc. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Depositary Shares will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date.

Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Transfer Agent or MetLife, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is MetLife, Inc.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies MetLife, Inc. that it is unwilling or unable to continue to act as securities depositary for the Depositary Shares and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Depositary Shares within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies MetLife, Inc., and no successor securities depositary has been appointed pursuant to the instruments governing the rights and obligations of holders of the Depositary Shares within 90 days after such notice; or (iii) the Company in its sole discretion and subject to DTC’s procedures determines that the Depositary Shares shall be exchangeable for Depositary Shares represented by certificated depositary receipts; then (x) certificated depositary receipts may be prepared by MetLife, Inc. and delivered to the Transfer Agent and (y) upon surrender of the Global Securities representing the Depositary Shares by DTC (or any successor securities depositary), accompanied by registration instructions, MetLife, Inc. will cause certificated depositary receipts representing the Depositary Shares to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Depositary Shares to or receiving interests in the Depositary Shares from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Depositary Shares received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Depositary Shares settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Depositary Shares by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Depositary Shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material U.S. federal income tax consequences of the ownership and disposition of the Depositary Shares representing interests in the Series E Preferred Stock. It applies to you only if you hold your Depositary Shares (and your interests in the underlying Series E Preferred Stock) as capital assets for U.S. federal income tax purposes. For U.S. federal income tax purposes, a holder of Depositary Shares generally will be treated as the beneficial owner of the underlying Series E Preferred Stock represented by the Depositary Shares. The remainder of this discussion assumes that a holder of Depositary Shares will be so treated and, therefore, when the remainder of this discussion refers only to the Series E Preferred Stock, it means both the Series E Preferred Stock and the Depositary Shares representing shares of the Series E Preferred Stock.

This section does not apply to you if you are a member of a class of holders of Series E Preferred Stock subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns securities that are part of a hedge or that are hedged against currency risks;

•	a person that owns securities as part of a straddle, a “constructive sale” or a conversion transaction for tax purposes;

•	a partnership;

•	a person whose functional currency for tax purposes is not the U.S. dollar;

•	a person eligible for the deduction with respect to “qualified business income;” or

•	the Depositary.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect (except as otherwise described herein). These laws and authorities are subject to change, possibly on a retroactive basis. If a partnership holds Series E Preferred Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. The discussion that follows will not address the tax consequences to the partners of a partnership that owns Series E Preferred Stock. A partner in a partnership holding Series E Preferred Stock should consult its tax advisor with regard to the U.S. tax treatment of an investment in Series E Preferred Stock.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, TO BE TAX OR LEGAL ADVICE TO ANY PARTICULAR INVESTOR IN OR HOLDER OF THE SERIES E PREFERRED STOCK. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE TAX TREATIES, AND THE POSSIBLE EFFECT OF CHANGES IN APPLICABLE TAX LAW.

U.S. Holders

This subsection describes the U.S. federal income tax consequences of the ownership and disposition of Series E Preferred Stock by a U.S. Holder. You are a U.S. Holder if you are a beneficial owner of Series E Preferred Stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court has the authority to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders.”

Distributions on the Series E Preferred Stock

U.S. Holders will be taxed on distributions on the Series E Preferred Stock as dividend income to the extent the distribution is paid out of MetLife, Inc.’s current or accumulated earnings and profits for U.S. federal income tax purposes. If you are a noncorporate U.S. Holder, dividends paid to you will constitute “qualified dividend income” taxable to you at a maximum rate of 20%, provided that you hold your Series E Preferred Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your Series E Preferred Stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. All or a portion of your dividends may be subject to an additional 3.8% tax imposed on “net investment income,” which applies to certain investment income and certain other passive income earned in households with income over $250,000 (married filing jointly or surviving spouse), $125,000 (married filing separately) or $200,000 (single).

Corporate holders of the Series E Preferred Stock may be eligible for the 50% “dividends received deduction” for taxable years beginning after December 31, 2017, 70% for taxable years beginning on or before December 31, 2017 with respect to dividend distributions that are paid on the Series E Preferred Stock, provided certain holding period requirements are satisfied.

With respect to distributions not paid out of MetLife, Inc.’s current or accumulated earnings and profits, you generally will not be taxed on any portion of such distribution if your tax basis in the Series E Preferred Stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the Series E Preferred Stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the Series E Preferred Stock. Corporate shareholders will not be entitled to a dividends-received deduction on the portion of a distribution not paid out of MetLife, Inc.’s current or accumulated earnings and profits.

Further, U.S. Holders should be aware that dividends that exceed certain thresholds in relation to such holders’ tax basis in their Series E Preferred Stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate holder of Series E Preferred Stock that receives an extraordinary dividend is required to reduce its stock basis by the portion of such dividend that is not taxed because of the dividends received deduction and is required to recognize taxable gain to the extent such portion of the dividend exceeds the holder’s tax basis in such Series E Preferred Stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the Series E Preferred Stock as long-term capital losses to the extent such dividends received by them qualify for the 20% tax rate for qualified dividend income. Investors should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in MetLife, Inc.’s Series E Preferred Stock.

Sale or Exchange of the Series E Preferred Stock

If you sell or otherwise dispose of your Series E Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in your Series E Preferred Stock. Capital gain of a noncorporate U.S. Holder is generally taxed at a maximum rate of 20% where the holder has a holding period greater than one year. All or a portion of your capital gain may be subject to an additional 3.8% tax imposed on “net investment income,” as described above. The deductibility of capital losses is subject to limitations.

Redemption of the Series E Preferred Stock

If MetLife, Inc. redeems your Series E Preferred Stock, the redemption generally will be a taxable event. You will generally recognize capital gain or loss on the redemption of the Series E Preferred Stock provided that the redemption meets at least one of the following requirements as determined under U.S. federal income tax principles:

•	the redemption results in a complete termination of your stock interest in MetLife, Inc.;

•	the redemption is substantially disproportionate with respect to you; or

•	the redemption is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned by you, must be taken into account. It may be more difficult for a person who owns, actually or constructively by operation of the attribution rules, any of MetLife, Inc.’s voting stock to satisfy any of the above requirements. Conversely, the redemption of the Series E Preferred Stock from an investor who does not own any of MetLife, Inc.’s voting stock (either actually or constructively) will be treated as a taxable sale of the Series E Preferred Stock.

If MetLife, Inc. redeems your Series E Preferred Stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than MetLife, Inc.’s stock or the stock of MetLife, Inc.’s successor), including any amounts equal to accrued and unpaid dividends, received by you less your tax basis in the Series E Preferred Stock redeemed. Any such amounts equal to accrued and unpaid dividends on the Series E Preferred Stock will be treated by MetLife, Inc. as part of the redemption price and not as a dividend, unless a dividend has been declared during the then-current dividend period. This gain or loss would be long-term capital gain or capital loss if you have held the Series E Preferred Stock for more than one year. If the redemption does not satisfy any of the above requirements, then the entire amount received (without offset for your tax basis in your Series E Preferred Stock) in redemption of your Series E Preferred Stock will be treated as a distribution as described under “— U.S. Holders — Distributions on the Series E Preferred Stock” above. If a redemption of the Series E Preferred Stock is treated as a distribution that is taxable as a dividend and, subsequent to the redemption, for U.S. federal income tax purposes you continue to own (either actually or constructively) MetLife, Inc.’s stock, your tax basis in the redeemed Series E Preferred Stock would be transferred to your remaining shares of MetLife, Inc.’s stock. Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from a redemption of the Series E Preferred Stock.

Non-U.S. Holders

This section summarizes certain U.S. federal income and estate tax consequences of the ownership and disposition of Series E Preferred Stock by a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of Series E Preferred Stock and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the Series E Preferred Stock.

Dividends

Except as described below, if you are a Non-U.S. Holder, dividends (including the proceeds of a redemption of Series E Preferred Stock to the extent treated as a dividend, as described above) paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate. Even if you are eligible for a lower treaty rate, MetLife, Inc. and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the payor:

•	a valid Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a Non-U.S. Holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a U.S. person and are entitled to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, MetLife, Inc. and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to MetLife, Inc. or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are (or, in the case of a Non-U.S. Holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a U.S. person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate Non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate.

Gain on Disposition of the Series E Preferred Stock

Except as described below, if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition (other than by redemption, to the extent the proceeds thereof are treated as a dividend, as described above) of Series E Preferred Stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and with respect to shareholders that are entitled to claim the benefits under certain tax treaties, the gain is attributable to a permanent establishment that you maintain in the United States;

•	you are an individual, you hold the Series E Preferred Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	MetLife, Inc. is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the Series E Preferred Stock and you are not eligible for any treaty exemption.

If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty with the United States that provides for a lower rate.

MetLife, Inc. has not been, is not and does not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Federal Estate Taxes

Series E Preferred Stock held by a Non-U.S. Holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Pursuant to the Foreign Account Tax Compliance Act and related U.S. Treasury regulations (“FATCA”), a 30% withholding tax will be imposed on dividends paid with respect to Series E Preferred Stock and, after December 31, 2018, on proceeds from the sale or other disposition of Series E Preferred Stock paid to “foreign financial institutions” (including non-U.S. investment funds) or “non-financial foreign entities” (each as defined in the Code and U.S. Treasury regulations), unless they meet the information reporting and certification requirements of FATCA. To avoid withholding, a foreign financial institution will need to enter into an agreement with the Internal Revenue Service (an “FFI Agreement”) that states that it will provide the Internal Revenue Service certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the Internal Revenue Service certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to its account holders. An intergovernmental agreement between the United States and an applicable foreign country (an “IGA”), or future U.S. Treasury regulations, may modify these requirements. A non-financial foreign entity will need to provide either the name, address and taxpayer identification number of each substantial U.S. owner, or certifications of no substantial U.S. ownership to avoid withholding, unless certain exceptions apply. If Series E Preferred Stock are held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. You should consult your own tax advisors regarding FATCA and its effect on you.

Backup Withholding and Information Reporting

U.S. Holders

In general, if you are a noncorporate U.S. Holder you will be subject to information reporting requirements and will be subject to backup withholding tax on dividend payments, or on proceeds of a sale of the Series E Preferred Stock, made within the United States if:

•	you fail to provide an accurate taxpayer identification number to the payor;

•	you are notified by the U.S. Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, you fail to comply with applicable certification requirements.

If you sell your Series E Preferred Stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Series E Preferred Stock through a non-U.S. office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service on a timely basis.

Non-U.S. Holders

A Non-U.S. Holder will be subject to backup withholding on dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the Series E Preferred Stock that are effected within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code) or such owner of Metlife, Inc.’s Series E Preferred Stock otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service on a timely basis.

UNDERWRITING

Subject to the terms and conditions of the Underwriting Agreement, dated May 30, 2018 (the “Underwriting Agreement”), and the Pricing Agreement, dated May 30, 2018, MetLife, Inc. has agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the number of Depositary Shares set forth opposite its name below. Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC will act as bookrunners for the offering and are the representatives of the underwriters.

Underwriters	Number of Depositary Shares
Morgan Stanley & Co. LLC	5,180,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,180,000
UBS Securities LLC	5,180,000
Wells Fargo Securities, LLC	5,180,000
Citigroup Global Markets Inc.	896,000
Deutsche Bank Securities Inc.	896,000
HSBC Securities (USA) Inc.	896,000
Mizuho Securities USA LLC	896,000
SMBC Nikko Securities America, Inc.	896,000
HRC Investment Services, Inc.	259,000
Janney Montgomery Scott LLC	259,000
Stifel, Nicolaus & Company, Inc.	259,000
Wedbush Morgan Securities Inc.	259,000
Advisors Asset Management	98,000
BB&T Capital Markets	98,000
BNY Mellon Capital Markets, LLC	98,000
C. L. King & Associates, Inc.	98,000
D.A. Davidson & Co.	98,000
Davenport & Company LLC	98,000
Drexel Hamilton, LLC	98,000
Fidelity Brokerage Services LLC	98,000
Hilltop Securities Inc.	98,000
J.J.B. Hilliard, W.L. Lyons, Inc.	98,000
Maxim Group LLC	98,000
Mesirow Financial, Inc.	98,000
MFR Securities, Inc.	98,000
Mischler Financial Group, Inc.	98,000
Oppenheimer & Co. Inc.	98,000
Robert W. Baird & Co. Incorporated	98,000
The Williams Group, L.P.	98,000
William Blair & Company, L.L.C.	98,000

Total	28,000,000

The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the over-allotment option described below unless and until this option is exercised.

If the underwriters sell more Depositary Shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 4,200,000 Depositary Shares from MetLife, Inc. to cover such sales. They may exercise this option for 30 days. If Depositary Shares are purchased pursuant to this option, the underwriters will severally purchase the Depositary Shares in approximately the same proportion as set forth in the table above.

The following table shows the per Depositary Share and total underwriting discount to be paid to the underwriters by MetLife, Inc.

Underwriting Discount
Per Depositary Share (1)	$0.7523
Total (2)	$21,063,687.50

(1)	Reflects 26,165,000 Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per Depositary Share, and 1,835,000 Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.25 per Depositary Share.
(2)	Assumes no exercise of the underwriters’ over-allotment option.

Depositary Shares sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount from the price to the public of up to $0.50 per Depositary Share from the price to the public. Any such securities dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the price to the public of up to $0.45 per Depositary Shares from the price to the public. If all the Depositary Shares are not sold at the price to the public, the underwriters may change the offering price and the other selling terms.

We intend to apply to list the Depositary Shares on the New York Stock Exchange under the symbol “METPrE”. If approved, we expect trading of the Depositary Shares on the New York Stock Exchange to begin within 30 days after the original issue date. We do not expect that there will be any separate public trading market for the shares of Series E Preferred Stock except as represented by the Depositary Shares.

In addition, MetLife, Inc. has agreed with the underwriters not to issue, offer, sell, contract to offer or sell or otherwise dispose of, any shares of U.S. dollar denominated preferred stock or any debt securities substantially similar to U.S. dollar denominated preferred stock exceeding an aggregate liquidation preference and principal amount of $3.0 billion, except debt securities issued under the Global Note Issuance Program of Metropolitan Life Global Funding I or any commercial paper program, during the period beginning on the date of the Underwriting Agreement and continuing to the settlement of this offering of Depositary Shares, except with the prior written consent of the representatives.

Some or all of our officers and directors may purchase the Depositary Shares in the offering.

MetLife, Inc. estimates that its expenses for this offering will be approximately $0.8 million.

MetLife, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the Depositary Shares, the representatives may engage in transactions that have the effect of stabilizing, maintaining or otherwise affecting the price of the Depositary Shares. Specifically, the representatives may overallot in connection with the offering of the Depositary Shares, creating a syndicate short position. In addition, the representatives may bid for, and purchase, Depositary Shares in the open market to cover syndicate short positions. Finally, the representatives may reclaim selling concessions allowed for distributing the Depositary Shares in the offering of the Depositary Shares, if the representatives repurchase previously distributed Depositary Shares in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Depositary Shares above independent market levels. The representatives are not required to engage in any of these activities, may end any of them at any time, and must bring them to an end after a limited period.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of MetLife, Inc. or our affiliates, including the Depositary Shares. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Depositary Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Depositary Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the underwriters or their affiliates are lenders under MetLife, Inc.’s credit agreements.

Alternative Settlement Cycle

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about June 4, 2018, which is the third business day following the date hereof (such settlement cycle being referred to as ‘‘T+3’’). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

Notice to Prospective Investors in the United States of America

The Depositary Shares may not be acquired or held by any person who is an employee benefit plan or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, or who is acting on behalf of or investing the assets of any such plan or arrangement, unless the acquisition and holding of the Depositary Shares by such person will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Offering Restrictions

Each underwriter has represented and agreed with MetLife, Inc. as set forth below with respect to the following jurisdictions:

European Economic Area

In relation to each member state (each, a “Member State”) of the European Economic Area (the “EEA”), no offer of Depositary Shares may be made to the public in that Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive, provided that no such offer of Depositary Shares shall require MetLife, Inc. or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, (i) the expression an “offer of Depositary Shares to the public” in relation to any Depositary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EC), and includes any relevant implementing measure in any Member State.

This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of the Depositary Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Depositary Preferred Shares. This prospectus supplement and accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

In the United Kingdom, the prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order or (iii) who are persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Hong Kong

The Depositary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Depositary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each Underwriter has agreed that it will not offer or sell any Series E Preferred Stock, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series E Preferred Stock may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to

Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) by operation of law.

Switzerland

The Depositary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Depositary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the Depositary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Depositary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Series E Preferred Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Depositary Shares.

Taiwan

The Depositary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Depositary Shares in Taiwan.

LEGAL OPINIONS

Certain legal matters will be passed upon for MetLife, Inc. by Kristin H. Smith, Vice President and Interim Chief Counsel — General Corporate. Certain legal matters, including the validity of the Depositary Shares and the Series E Preferred Stock, will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Kristin H. Smith is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York is acting as counsel to the underwriters. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and continues to provide, legal services to MetLife. Willkie Farr & Gallagher LLP and Skadden, Arps, Slate, Meagher & Flom LLP each maintain various group insurance policies with Metropolitan Life Insurance Company.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of MetLife, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedules and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

METLIFE, INC.

DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,

COMMON STOCK, WARRANTS, PURCHASE CONTRACTS AND UNITS

METLIFE CAPITAL TRUST V

METLIFE CAPITAL TRUST VI

METLIFE CAPITAL TRUST VII

METLIFE CAPITAL TRUST VIII

METLIFE CAPITAL TRUST IX

TRUST PREFERRED SECURITIES

Fully and Unconditionally Guaranteed by MetLife, Inc.,

As Described in this Prospectus and the Accompanying Prospectus Supplement

MetLife, Inc., or any of the trusts named above, may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc., or any of the trusts named above, will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc., or any of the trusts named above, may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc., or any of the trusts named above, or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in MetLife, Inc.’s securities or the securities of the trusts involves risk. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Financial Services or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2016

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” “us,” or “the Company” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, together with its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis. References in this prospectus to the “trusts” refer to MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX.

This prospectus is part of a registration statement that MetLife, Inc. and the trusts filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units and the trusts may, from time to time, sell trust preferred securities guaranteed by MetLife, Inc., as described in this prospectus, in one or more offerings in one or more currencies, currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. Neither MetLife, Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc.’s securities or the securities of the trusts involve risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to global financial and capital market risks, including as a result of the pending withdrawal of the United Kingdom from the European Union, other disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) unanticipated developments that could delay, prevent or otherwise adversely affect the separation of Brighthouse Financial, Inc., a subsidiary of MetLife, Inc.; (9) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operation benefit from such transactions; (c) entry into joint ventures, or (d) legal entity reorganizations; (10) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; including any separated business’ incurrence of debt in connection with such a separation; (11) investment losses and defaults, and changes to investment valuations; (12) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (13) impairments of goodwill and realized losses or market value impairments to illiquid assets; (14) defaults on our mortgage loans; (15) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (16) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) downgrades in our claims paying ability, financial strength or credit ratings; (18) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (19) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (20) differences between actual claims experience and underwriting and reserving assumptions; (21) ineffectiveness of risk management policies and procedures; (22) catastrophe losses; (23) increasing cost and limited market capacity for statutory life insurance reserve financings; (24) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (25) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity and any adjustment, for non-performance risk; (26) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from its subsidiaries to meet its free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) difficulties in marketing and distributing products through our distribution channels; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) any failure to protect the confidentiality of client information; (36) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (37) restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment; and (38) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about MetLife, Inc. and its subsidiaries and affiliates may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as MetLife, Inc.’s other public filings, which are available without charge through the SEC website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), as revised by MetLife, Inc.’s Current Report on Form 8-K filed on November 18, 2016 (the “November 18 Form 8-K;” the 2015 Annual Report, as revised by the November 18 Form 8-K, the “2015 Form 10-K”), which revised the following Items of the Annual Report as and to the extent reflected in Exhibit 99.1 thereto:

•	Part I, Item 1. Business;

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Part II, Item 8. Financial Statements and Supplementary Data; and

•	Part IV, Item 15. Exhibits and Financial Statement Schedules;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock;

•	The portions of MetLife, Inc.’s Definitive Proxy Statement filed on April 26, 2016 for MetLife, Inc.’s Annual Meeting of Stockholders incorporated by reference into the 2015 Annual Report; and

•	Current Reports on Form 8-K filed on January 12, 2016, February 19, 2016, February 29, 2016 (only with respect to Item 1.01 information), March 7, 2016, March 24, 2016, May 16, 2016, June 14, 2016, June 15, 2016, August 3, 2016 (only with respect to Item 8.01 information), August 15, 2016, September 29, 2016, October 5, 2016, October 6, 2016, October 25, 2016, November 15, 2016 and November 18, 2016.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until MetLife, Inc. and the trusts file a post-effective amendment which indicates the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036, by electronic mail (metir@metlife.com) or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus.

METLIFE, INC.

MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Through its subsidiaries and affiliates, it holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. Over the past several years, it has grown its core businesses, as well as successfully executed its growth strategy. This has included completing a number of transactions that have resulted in the acquisition and, in some cases, divestiture of certain businesses while also further strengthening its balance sheet to position MetLife for continued growth.

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with GAAP. The significant differences relate to the treatment of DAC, certain deferred income tax, required investment reserves, reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, and its telephone number is 212-578-9500.

THE TRUSTS

MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX are statutory trusts formed on October 31, 2007 under Delaware law pursuant to declarations of trust between the trustees named therein and MetLife, Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. MetLife, Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the forms which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trusts exist for the exclusive purposes of:

•	issuing trust preferred securities offered by this prospectus and common securities to MetLife, Inc.;

•	investing the gross proceeds of the trust preferred securities and common securities in related series of debt securities, which may be senior or subordinated, issued by MetLife, Inc.; and

•	engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.

The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.”

MetLife, Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if MetLife, Inc. defaults on the related series of debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.

The trusts’ activities will be conducted by the trustees appointed by MetLife, Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least three, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with MetLife, Inc. One trustee of each trust will be a financial institution which will be unaffiliated with MetLife, Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

The property trustee will hold title to the debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.

The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX, including any amendments thereto, the trust preferred securities, the Delaware Statutory Trust Act of 1988, as amended, and the Trust Indenture Act.

MetLife, Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: BNY Mellon Trust of Delaware, Suite 102, Newark, Delaware 19711, Attention: Corporate Trust Administration. The telephone number of each trust is: 302-283-8905.

Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase debt securities issued by MetLife, Inc.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges (1)	1.57	2.12	1.95	1.99	1.36	1.12	2.22

1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, noncontrolling interests and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to bank deposits, interest credited to policyholder account balances, and an estimated interest component of rent expense. Interest costs include $5 million and $10 million related to variable interest entities for the nine months ended September 30, 2016 and 2015, respectively. Excluding these costs would have no effect on the ratio of earnings to fixed charges for the nine months ended September 30, 2016 and not have a significant effect for the nine months ended September 30, 2015. Interest costs include $8 million, $38 million, $122 million, $163 million and $324 million related to variable interest entities for the years ended December 2015, 2014, 2013, 2012 and 2011, respectively. Excluding these costs would have no effect on the ratio of earnings to fixed charges for each of the years ended December 31, 2015 and 2014, and would not have a significant effect on the ratio of earnings to fixed charges for each of the years ended December, 31, 2013, 2012 and 2011.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time, and the trust preferred securities guaranteed by MetLife, Inc. that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, and subordinated debt securities will be issued under the Subordinated Indenture, dated as of June 21, 2005 (the “Subordinated Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. None of the Indentures limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•	all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. (whether or not such obligation is assumed by MetLife, Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•	any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

At September 30, 2016 and December 31, 2015, Senior Indebtedness aggregated approximately $15.6 billion and $17.0 billion, respectively. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

None of the Indentures limit the issuance of additional Senior Indebtedness.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

(i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc. and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•

MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities, the Indentures, and any guarantees of trust preferred securities or common securities issued by the trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

•	if at the time any trust preferred securities are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable trust preferred securities guarantee; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•	certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt);

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.; and

•	certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the trust preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

Each Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies MetLife, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	MetLife, Inc. determines, in its sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under (i) the Senior Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)) and (ii) the Subordinated Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 25,500,000 shares were issued and outstanding as of October 31, 2016:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of October 31, 2016;

•	1,500,000 shares of 5.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”) of which 1,500,000 shares were issued and outstanding as of October 31, 2016;

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•	3,000,000,000 shares of common stock, par value $0.01 per share, of which 1,099,135,417 shares were outstanding as of October 31, 2016. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by MetLife, Inc.’s board of directors. The declaration and payment of common stock dividends will also depend on MetLife, Inc.’s financial condition, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by MetLife, Inc.’s insurance subsidiaries and other factors deemed relevant by MetLife, Inc.’s board of directors. In addition, the payment of dividends on MetLife, Inc.’s common stock may be subject to restrictions arising out of regulation by the Board of Governors of the Federal Reserve System if, in the future, MetLife, Inc. is designated by the Financial Stability Oversight Council as a non-bank systemically important financial institution. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, (i) the certificates of designation for the Series A Preferred Stock and the Series C Preferred Stock, (ii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, (iii) MetLife, Inc.’s 10.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 (the “10.75% JSDs due 2069”), (iv) MetLife, Inc.’s 6.817% Senior Debt Securities, Series A, due 2018 (the “6.817% SDS due 2018”), (v) MetLife, Inc.’s 7.717% Senior Debt Securities, Series B, due 2019 (the “7.717% SDS due 2019”), (vi) upon an exchange of the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc. (the “7.875% JSDs due 2067”), and (vii) upon exchange of the 9.250% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc. (the “9.25% JSDs due 2068”), all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances. Under the certificates of designation for the Series A Preferred Stock and the Series C Preferred Stock, if dividends on such securities are not paid, no dividends may be paid on the common stock. Similarly, under the 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, the 10.75% JSDs due 2069, the 7.875% JSDs due 2067 and the 9.25% JSDs due 2068, under certain circumstances, if interest is not paid in full on such securities, whether because of an optional deferral or a trigger event, subject to certain exceptions, then no dividends may be paid on the common stock. Further, the 6.817% SDS due 2018 and the 7.717% SDS due 2019 prohibit, during any period in which the payment of interest on either series is deferred, or certain other events have occurred, among other things, the declaration or payment of any dividends or distributions on, the redemption, purchase, or acquisition of or making a liquidation payment with respect to, any shares of capital stock.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution. In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.’s common stock is Computershare Inc. (successor in interest to Mellon Investor Services LLC).

Preferred Stock

General. MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Certificate of Incorporation and By-Laws and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Exercise of Duties by Board of Directors

MetLife, Inc.’s certificate of incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time exclusively by resolution adopted by a majority of the entire board of directors, but the board of directors will at no time consist of fewer than three directors. Stockholders may remove a director with or without cause at a meeting of the stockholders by a vote of a majority in voting power of the outstanding stock entitled to vote generally in the election of directors, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. The stockholders are not permitted to fill vacancies between annual meetings. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s by-laws provide for advance notice and other provisions in respect of stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, stockholder action may not be taken by written consent. Rather, any action taken by the stockholders must be effected at a duly called meeting. The lead director, the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. MetLife, Inc.’s by-laws also permit stockholders representing ownership of 25% or more of outstanding shares of common stock to call a special meeting of the stockholders, provided that the stockholders satisfy the requirements specified in the by-laws. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for monetary damages for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper redemption or repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s by-laws also provide that MetLife, Inc. shall indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, amounts paid in settlement, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Business Combination Statute

In addition, as a Delaware corporation with a class of voting stock listed on a national securities exchange, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Financial Services. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent of Financial Services, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent of Financial Services determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company law and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of October 31, 2016, the trust held 164,466,416 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•	there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities. Further terms of the trust preferred securities and the amended and restated declarations of trust will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities. The following description and any description of the trust preferred securities and amended and restated declarations of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declarations of trust, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

General

Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase debt securities issued by MetLife, Inc. The debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of the trust preferred securities and common securities.

The trust preferred securities of each trust will have such terms as are set forth in the trust’s declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the total and per-security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

•	the date or dates on which distributions will be payable and any corresponding record dates;

•	whether distributions on the trust preferred securities will be cumulative;

•	if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

•	the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

•	if the trust is to purchase or redeem the trust preferred securities:

•	the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

•	the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

•	the number of votes per trust preferred security; and

•	any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust’s declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if the trust preferred securities may be converted into or exercised or exchanged for MetLife’s common stock or preferred stock or any other securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the terms upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	certain material U.S. federal income tax considerations;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed;

•	provisions relating to events of default and the rights of holders of trust preferred securities in the event of default;

•	other agreements or other rights including upon the consolidation or merger of the trust; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust’s declaration of trust or applicable law.

All trust preferred securities offered will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.” Certain material U.S. federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the administrative trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities and the common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. MetLife, Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default occurs, and is continuing, under the declaration of trust of any of the trusts, the holders of the related trust preferred securities would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against MetLife, Inc. Additionally, those who together hold a majority of the liquidation amount of the trust preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of MetLife, Inc.’s debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against MetLife, Inc. to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to MetLife, Inc.’s failure to pay interest or principal on the debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a trust preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s trust preferred securities as determined after the due date specified in the applicable series of debt securities.

DESCRIPTION OF GUARANTEES

The following outlines some of the general terms and provisions of the guarantees. Further terms of the guarantees will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to those guarantees. The following description and any description of the guarantees in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

MetLife, Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

General

Pursuant to each guarantee, MetLife, Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that MetLife, Inc. may have or assert against any person:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

•	any distributions of MetLife, Inc.’s common stock or preferred stock or any of its other securities, in the event that the trust preferred securities may be converted into or exercised for common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

•	upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities of the trust, the lesser of:

•	the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.

MetLife, Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.

Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If MetLife, Inc. does not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the related trust preferred securities and will not have funds available therefor. The guarantee, when taken together with MetLife, Inc.’s obligations under the debt securities, the Indentures and the declarations of trust, will provide a full and unconditional guarantee by MetLife, Inc. of payments due on the trust preferred securities.

MetLife, Inc. will also agree separately, through guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the trust preferred securities. However, upon an event of default under the Indentures, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination

MetLife, Inc.’s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of MetLife, Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

•	subordinate and junior in right of payment to all of MetLife, Inc.’s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal or subordinate to the guarantees by their terms;

•	equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

•	senior to all of MetLife, Inc.’s common stock and preferred stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Each guarantee will be unsecured and, because MetLife, Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc.

Amendments and Assignment

For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of MetLife, Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination

Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

•	distribution of debt securities to the holders of all trust preferred securities of the applicable trust; or

•	full payment of the amounts payable upon liquidation of the applicable trust.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default

Each guarantee provides that an event of default under a guarantee occurs upon MetLife, Inc.’s failure to perform any of its obligations under the applicable guarantee.

The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce the holder’s rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Furthermore, if MetLife, Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against MetLife, Inc. for enforcement of the trust preferred securities guarantee for such payment.

The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.

The guarantee trustee is The Bank of New York Mellon Trust Company, N.A., which is one of a number of banks and trust companies with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. or the applicable trust from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. or the trusts and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. and/or the applicable trust, or both, to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc., any trust, and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any offering of trust preferred securities will be made in compliance with Rule 2310 of the Financial Industry Regulatory Authority, Inc.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Stephen Gauster, Chief Counsel — General Corporate, of MetLife Group, Inc., an affiliate of MetLife, Inc. Mr. Gauster is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from MetLife, Inc.’s Annual Report on Form 10-K, as revised by MetLife, Inc.’s Current Report on Form 8-K filed on November 18, 2016, and the effectiveness of MetLife’s internal control over financial reporting for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which express an unqualified opinion on the consolidated financial statements and financial statement schedules and express an unqualified opinion on MetLife’s effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

MetLife

Prospectus Supplement
May 30, 2018

MetLife, Inc.
200 Park Avenue
New York, NY 10166